================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement                [ ] Confidential, for Use of the
[ ] Definitive Additional Materials               Commission Only (as permitted)
[X] Soliciting Material Pursuant to               by Rule 14a-6(e)(2)
    Rule 14a-11(c) or Rule 14a-12


                              QUALITY DINING, INC.
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                (Name of Registrant as Specified In Its Charter)


                                    NBO, LLC
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        Not applicable
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies: Not applicable.
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:  Not applicable.
        ------------------------------------------------------------------------
    (5) Total Fee Paid:  Not applicable.
        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:  Not applicable.
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:  Not applicable.
        ------------------------------------------------------------------------
    (3) Filing Party:  Not applicable.
        ------------------------------------------------------------------------
    (4) Date Filed:  Not applicable.
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#865784
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                                    NBO, LLC
                           25800 NORTHWESTERN HIGHWAY
                                    SUITE 750
                           SOUTHFIELD, MICHIGAN 48075

January 25, 2000

                               PROXY CONTEST ALERT

To Our Fellow Shareholders:

             NBO, LLC filed a Preliminary Proxy Statement with the Securities and Exchange Commission setting forth, among other things, our Proposal to elect three NBO Nominees to Quality Dining's Board of Directors at this year's annual meeting of shareholders. Two of our nominees are for the seats of directors whose terms expire at the meeting; the third was to fill the vacancy created when William Schoenscheck, chief operating officer of the Company's Burger King division, declined to stand for reelection in 1999. Under the Company's Articles of Incorporation and By-laws, shareholders could fill this vacancy for the remaining term (expiring in 2002) if the Board did not. IN ITS PROXY STATEMENT FOR LAST YEAR'S ANNUAL MEETING, YOUR BOARD OF DIRECTORS ASSURED YOU THAT IT THEN HAD NO INTENTION OF FILLING THIS VACANT SLOT. SOMETHING HAS EVIDENTLY CHANGED.

             Yesterday afternoon we were advised of that change by the Company's General Counsel. Although the Company issued no press release and made no public filing or other announcement of which we are aware, the General Counsel indicated to us in a letter, that yesterday, just over six weeks before the 2000 Annual Meeting of Shareholders, and NOTWITHSTANDING ITS STATEMENT TO YOU IN BLACK AND WHITE JUST LAST YEAR THAT IT THEN HAD NO INTENTION OF DOING SO, YOUR BOARD OF DIRECTORS ACTED TO APPOINT ITS OWN NOMINEE TO FILL THE VACANCY - WITHOUT A SHAREHOLDER VOTE.

             This seat has remained empty since March 1999. The Board apparently saw no urgent need to fill this seat until we proposed that shareholders exercise their rights to do so and elect our nominees. Why now? Why not wait until the shareholders have an opportunity in just six weeks to express their views?

             We see the Board's decision to now fill the director vacancy as part of an overall effort to (1) limit the shareholders' - your - ability to change control of the Company and (2) keep the power to veto any sale of the Company.

             This Company currently has:

         o a classified board of directors, meaning that the shareholders cannot, under ordinary circumstances, ever replace the entire Board of Directors in any single year;

         o a "Poison Pill" shareholder rights plan that effectively allows the Board to prevent shareholders from receiving an acquisition offer not blessed by the Board - even one that the shareholders want to accept; and

         o protection of the Indiana "share control" statute, that can strip all voting rights from stock of an acquiror that has not sought or received the Board's approval.



$_9y04.DOC

             ENOUGH IS ENOUGH! NOW, MORE THAN EVER, IN LIGHT OF OUR COMPANY'S DISTURBINGLY POOR PERFORMANCE IT IS IMPERATIVE THAT THE SHAREHOLDERS' VOICES BE HEARD . . . NOT STIFLED.

             WE ARE OFFERING THE SHAREHOLDERS A CHOICE. PLEASE CAST YOUR VOTE IN FAVOR OF THE NBO NOMINEES AND IN FAVOR OF OUR POISON PILL TERMINATION PROPOSAL.

             We believe that this Board has again failed to act in the best interests of Quality Dining shareholders by filling this director's seat without a shareholder vote only weeks before the annual meeting, and we do not believe that this Board has acted to protect our interests by its continuing support of a management team that we believe must bear responsibility for the Company's weak financial performance, debt-laden balance sheet and devastated stock price. We think that the Company is broken beyond repair. As we have indicated to you in our filings, WE BELIEVE THAT QUALITY DINING SHOULD BE SOLD TO THE HIGHEST BIDDER IN AN AUCTION.

         o The NBO Nominees, if elected, will, subject to their fiduciary responsibilities, seek to influence the Quality Dining Board to cause the Company to be sold through an auction to the highest bidder. NBO or an affiliate would expect to be a bidder in this process but, as we describe in our Preliminary Proxy Statement, would not expect preferential treatment.

         o NBO's Poison Pill Termination Proposal, if passed, will serve as the shareholder's statement to the Board that the shareholders want impediments to a speedy sale of the Company removed.

             YOU WILL SOON RECEIVE A PROXY CARD FROM MANAGEMENT AND A GOLD PROXY CARD FROM NBO. PLEASE DO NOT RETURN ANY MANAGEMENT PROXY CARD UNDER ANY CIRCUMSTANCES, EVEN TO VOTE "AGAINST." IF YOU RETURN BOTH PROXY CARDS THERE IS A DANGER THAT YOUR SHARES WILL NOT BE VOTED AS YOU DESIRE, BECAUSE ONLY THE LATEST DATED PROXY CARD YOU SUBMIT COUNTS.

             IF YOUR shares ARE HELD BY A BROKER, BANK OR ANOTHER NOMINEE, ONLY THAT NOMINEE CAN VOTE YOUR SHARES. PLEASE CONTACT YOUR BROKER OR OTHER NOMINEE AND INSTRUCT IT TO RETURN ONLY NBO'S GOLD PROXY CARD.

             Should you have any questions or comments, please contact MacKenzie Partners, Inc. at (212) 929-5500 (call collect) or CALL TOLL-FREE: (800) 322-2885.

                                                    ON BEHALF OF NBO, LLC

                                                    Sincerely,

                                                    David W. Schostak
                                                    Mark S. Schostak
                                                    Jerome L. Schostak
                                                    Robert I. Schostak


                                       2
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                         CERTAIN ADDITIONAL INFORMATION


             The participants in the proposed solicitation of proxies are NBO, David Schostak, Mark S. Schostak, Jerome L. Schostak, Robert I. Schostak and Christopher G. Ellis. In the aggregate, these participants beneficially own 1,200,000 shares of common stock, or 9.4% of such shares outstanding (based on Quality Dining, Inc.'s Quarterly Report on Form 10-Q for the quarter ended August 1, 1999). NBO has filed a preliminary proxy statement with the Securities and Exchange Commission related to a proposed solicitation of shareholder proxies for the 2000 Annual Meeting of Shareholders of the Company. The Preliminary Proxy Statement contains important information, including additional information about the views and members of NBO as well as the individuals that NBO intends to nominate for election to the Company's Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained free of charge at the Securities and Exchange Commission's web site (www.sec.gov) or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).











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